EXHIBIT 99.1

EDCI Holdings, Inc. Schedules 3Q2009 Earnings Release and Conference Call, Announces Preliminary Proxy Filing Date

NEW YORK, Friday October 23, 2009 /PRNewswire / -- EDCI Holdings, Inc. (Nasdaq: EDCI) ("the Company"), the holding company for Entertainment Distribution Company, Inc., the majority shareholder of Entertainment Distribution Company, LLC ("EDC"), a European provider of supply chain services to the optical disc market, will announce its financial results for the 3Q2009 and YTD 3Q2009 on Friday, October 30, 2009. Further, the Company is informing its stockholders that it intends to file a preliminary Proxy Statement with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934 in regards to the Plan of Dissolution on or about Monday, October 26, 2009.

The Company will host a conference call to discuss its 3Q2009 financial results and the Plan of Dissolution on Monday, November 2, 2009 at 9:00 a.m. EDT. To access the conference call, please dial (800) 642-1740 or (706) 634-7533 (international callers) and conference code 35710995. A live webcast of the conference call will also be available on the Company's corporate Web site, located at www.edcih.com.

Clarke H. Bailey, Chief Executive Officer, will host the call.  Additional call participants will be as follows:

•	Matthew K. Behrent, EVP, Corporate Development and Legal Counsel

•	Roger J. Morgan, EVP, International Operations of EDC

•	Michael D. Nixon, Office of the CFO, Chief Accounting Officer and Corporate Controller

•	Kyle E. Blue, Office of the CFO, Treasurer

A replay of the conference call will be available through midnight EDT on Monday, November 9, 2009. The replay can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international callers). The conference code for the replay is 35710995.

Additional Information and Where to Find It

EDCI Holdings, Inc. intends to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the proposed dissolution referenced in this communication.  The proxy statement will contain important information about the Company, the proposed dissolution, and related matters.  We urge stockholders to read the proxy statement carefully when it becomes available.  When filed, the proxy statement on Schedule 14A and other documents relating to the proposed dissolution filed by the Company can be obtained free of charge from the SEC’s website at www.sec.gov.  This website includes financial highlights, stock information, public filings with the SEC, and corporate governance documents.  In addition, stockholders will be able to obtain the proxy statement relating to the proposed dissolution and other public filings of the Company, free of charge, by contacting the investor relations department of EDCI Holdings, Inc. at EDCInvestorRelations@edcih.com or by calling (646) 401-0084.

Participants in the Solicitation

Under SEC rules, EDCI Holdings, Inc. and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed dissolution referenced in this communication.  Information about these participants may be found in the Definitive Proxy Statement of EDCI Holdings, Inc. relating to its 2009 Annual Meeting of Stockholders filed with the SEC on April 3, 2009.  This definitive proxy statement can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants also will be included in the proxy statement regarding the proposed dissolution when it becomes available.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include, without limitation, statements regarding the timing of certain actions contemplated by the Plan of Dissolution.  When used in this press release, the words “will,” “expects,” or “intends to” and other similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are based on the opinions, expectations, forecasts, assumptions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results or the level of activity, performance or achievements expressed or implied by such statements to differ materially from our expectations of future results, level of activity, performance or achievements expressed or implied by those statements.  Factors that could affect actual results, level of activity, performance or achievements include, among others, the risks and uncertainties described under the heading “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2008, and the other reports we may file with the SEC.

Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.  Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

About EDCI Holdings, Inc.

EDCI Holdings, Inc. (Nasdaq: EDCI) is a multi-national company, headquartered in New York, that is seeking to enhance shareholder value by pursuing acquisition opportunities. EDCI is the holding company of Entertainment Distribution Company, Inc., which is the majority shareholder of Entertainment Distribution Company, LLC ("EDC"), a European provider of supply chain services to the optical disc market. EDC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry. EDC’s clients include some of the world's best-known music, movies and gaming companies. EDC’s operations include manufacturing and distribution facilities in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcih.com.

Source: EDCI Holdings, Inc.

CONTACT: Kyle E. Blue, (317) 348-2100

Web site: www.edcih.com